SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

JAWS HURRICANE ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40479	86-1679100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue, Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(305) 695-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	HCNEU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	HCNE	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	HCNEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2022, the Board of Directors (the “Board”) of JAWS Hurricane Acquisition Corporation (the “Company”) fixed the size of the Board at five directors and appointed Sanjan Dhody to serve as a Class II director. The Board also appointed Mr. Dhody to serve as a member of the Board’s Audit Committee and Compensation Committee. The Board has determined that Mr. Dhody is an independent director under applicable Securities and Exchange Commission and Nasdaq Capital Market rules.

On June 6, 2022, Hurricane Sponsor LLC (the “Sponsor”) transferred 25,000 shares of the Company’s Class B common stock, $0.0001 par value per share, to Mr. Dhody as compensation for his service as a director of the Company. Also on June 6, 2022, Mr. Dhody executed a joinder agreement pursuant to which he became a party to the Registration and Stockholder Rights Agreement, dated June 15, 2021 (the “Registration Rights Agreement”), among the Company, the Sponsor and the other equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Holders (as defined therein), and includes certain transfer restrictions applicable to the Holders with respect to Company securities they hold. A copy of the Registration Rights Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2021, and is incorporated herein by reference.

On June 6, 2022, Mr. Dhody executed a joinder agreement pursuant to which he became party to the Letter Agreement, dated June 10, 2021 (the “Insider Letter”), among the Company, the Sponsor and each of the officers and directors of the Company. A copy of the Insider Letter was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 16, 2021, and is incorporated herein by reference.

Mr. Dhody also entered into an indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company has agreed to indemnify him against certain claims that may arise in connection with his service as a director of the Company. The Indemnification Agreement is substantially similar to the form filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 16, 2021, which is incorporated herein by reference.

The Company will reimburse Mr. Dhody for reasonable out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Other than the foregoing, Mr. Dhody is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2022	JAWS HURRICANE ACQUISITION CORPORATION

	By:	/s/ Matthew Walters
	Name:	Matthew Walters
	Title:	Chief Executive Officer

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